Exhibit 10.20

AMENDMENT TO STOCK OPTION AGREEMENTS

This AMENDMENT TO STOCK OPTION AGREEMENTS (the “Amendment”) is entered into as of the 10th day of November, 2004, by and between INDEX DEVELOPMENT PARTNERS, INC., a Delaware corporation (the “Company”), and Jonathan Steinberg (the “Employee”).

WHEREAS, the Company and Employee have entered into Stock Option Agreements dated (i) January 3, 2001, with respect to options to purchase 420,000 shares of the authorized but unissued common stock, $.01 par value, of the Company (“Common Stock”) (the “2001 Option Agreement”), (ii) April 3, 2002, with respect to options to purchase 3,604,292 shares of Common Stock (the “2002 Option Agreement”), and (iii) March 17, 2004, with respect to options to purchase 3,000,0000 shares of Common Stock (the “2004 Option Agreement” and, together with the 2001 Option Agreement and the 2002 Option Agreement, the “Option Agreements”); and

WHEREAS, the Company and certain investors are concurrently herewith entering into a Securities Purchase Agreement pursuant to which the Company will issue shares of Common Stock to such investors in consideration of $9,000,000; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that, among other things, (i) Employee must join in the representations and warranties made by the Company in the Securities Purchase Agreement and in certain circumstances must indemnify the investors for a breach of such representations and warranties, (ii) Employee must deposit all of the shares of Common Stock owned by him, including shares issuable upon exercise of the options represented by the Option Agreements, into escrow and transfer to the investors all or some of such shares if a valid indemnification claim is made against Employee, (iii) Employee must enter into a Stockholders’ Agreement with the investors that, among other things, restricts Employee’s ability to transfer all shares of Common Stock owned by him, and (iv) Employee must enter into an Employment Agreement with the Company that obligates him to be employed by the Company for a three-year period (“Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend certain provisions of the Option Agreements to make certain provisions of the Option Agreements consistent with the provisions of the Employment Agreement, to recognize that the options granted under the 2002 Option Agreement and the 2004 Option Agreements were granted in lieu of Employee receiving cash compensation for his services to the Company and to otherwise provide certain benefits to the Employee as set forth herein;

IT IS AGREED:

1. Amendment to Sections 5.1, 5.2 and 5.3 of the 2002 Option Agreement. The text of Sections 5.1, 5.2 and 5.3 of the 2002 Agreement is hereby amended to read as follows:

“[Intentionally omitted.]”

2. Amendment to Section 5.1 of 2001 Option Agreement. The text of Section 5.1 of the 2001 Option Agreement is hereby amended to read as follows:

“If Employee’s employment by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Employee until the expiration of the Exercise Period. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately expire upon death.”

3. Amendment to Section 5.2 of 2001 Option Agreement and 2004 Option Agreement. The text of Section 5.2 of the 2001 Option Agreement and of the 2004 Option Agreement is hereby amended to read as follows:

“If Employee’s employment by the Company terminates by reason of disability (as defined herein), the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by Employee until the expiration of the Exercise Period. The portion of the Option, if any, that was not exercisable as of the date of such termination of employment shall immediately expire on the date of such termination of employment. For purposes of this Agreement, the term “disability” shall have the meaning set forth in the Employment Agreement.”

4. Amendment to Section 5.3(a) of the 2001 Option Agreement and 2004 Option Agreement. The text of Section 5.3(a) of the 2001 Option Agreement and of the 2004 Option Agreement is hereby amended to read as follows:

“If Employee’s employment is terminated by the Employee for any reason other than “good reason,” then the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by the Employee until the expiration of the Exercise Period. The portion of the Option, if any, that was not exercisable as of the date of such termination of employment shall immediately expire on the date of such termination of employment. For purposes of this Agreement, “good reason” shall have the meaning set forth in the Employment Agreement.”

5. Addition of New Section 5.3(c) to 2001 Option Agreement and to 2004 Option Agreement. A new Section 5.3(c) is hereby added to the 2001 Option Agreement and to the 2004 Option Agreement to read as follows:

“(c) If Employee’s employment is terminated by the Company for any reason other than (i) death, (ii) disability or (iii) for cause (as defined herein); of if Employee’s employment is terminated by Employee for good reason, then the portion of the Option, if any, that would have become exercisable during the term of Employee’s employment as provided for in the Employment Agreement, as it may be extended by agreement between the Company and Employee from time to time, if such termination had not occurred, shall immediately thereafter become exercisable and this portion, as well the portion, if any that was already exercisable as of the date of termination of employment, may thereafter be exercised by the Employee until the exercise of the Exercise Period. For purposes of this Agreement, “cause” shall have the meaning set forth in the Employment Agreement.”

6. Amendment to Section 9.3.3 of the 2001 Option Agreement and to Section 8.3.3 of the 2002 Option Agreement. The text of Section 9.3.3 of the 2001 Option Agreement and Section 8.3.3 of the 2002 Option Agreement is hereby amended to read as follows:

“(a) The Employee may, in his or her sole discretion, use shares of Common Stock of the Company that were owned by the Employee for more than six (6) months (and which have been paid for within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (“Commission”) and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or that were obtained by the Employee in the open public market, to pay the purchase price for the Option Shares by delivery of one or more stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in each of the respective Plans.

“(b) At the election of the Employee, the Exercise Price for any or all of the Option Shares to be acquired may be paid by the surrender of any unexercised portion of the Option having a “value” equal to the Exercise Price multiplied by the number of Option Shares to be purchased. The “value” of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total “Market Value” (as defined below) of the shares of Common Stock underlying the surrendered portion of the Option over the total Exercise Price of such shares of Common Stock underlying the surrendered portion of the Option. For purposes of this Agreement, the “Market Value” of the Option Shares on a given date (the “Date of Determination”) shall mean shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board or the residual over-the-counter market, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.”

7. Amendment to Section 9.3.4 of 2001 Option Agreement. Section 9.3.4 of the 2001 Option Agreement is hereby amended to read as follows:

“Any required withholding tax may be paid in cash, with Common Stock or by the surrender of an unexercised portion of the Option in accordance with Sections 9.3.1, 9.3.2 and 9.3.3.”

8. Amendment to Section 8.3.4 of 2002 Option Agreement. Section 8.3.4 of the 2001 Option Agreement is hereby amended to read as follows:

“Any required withholding tax may be paid in cash, with Common Stock or by the surrender of an unexercised portion of the Option in accordance with Sections 8.3.1, 8.3.2 and 8.3.3.”

9. Full Force and Effect. Except as expressly amended by this Amendment, each of the other terms and provisions of the Option Agreements shall continue in full force and effect.

INDEX DEVELOPMENT PARTNERS, INC.

By:	/s/ Jonathan L. Steinberg	/s/ Jonathan L. Steinberg
	Jonathan L. Steinberg,	Jonathan L Steinberg
Chief Executive Officer

4